Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTERN REFINING LOGISTICS, LP

This Certificate of Limited Partnership, dated July 17, 2013, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Western Refining Logistics, LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

3. General Partner. The name and the business, residence or mailing address of the general partner are:

Western Refining Logistics GP, LLC

123 W. Mills Avenue

El Paso, Texas 79901

EXECUTED as of the date written first above.

WESTERN REFINING LOGISTICS, LP

By:	Western Refining Logistics GP, LLC, its general partner

	By:	/s/ Lowry Barfield
		Name:	Lowry Barfield
		Title:	Authorized Person

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTERN REFINING LOGISTICS, LP

This Certificate of Correction of Certificate of Limited Partnership of Western Refining Logistics, LP (the “Partnership”), dated as of July 24, 2013, has been duly executed and is being filed by the undersigned, to correct the Certificate of Limited Partnership of the Partnership, which was filed on July 17, 2013, with the Secretary of State of the State of Delaware (the “Certificate”) as permitted by 6 Del. C. § 17-213.

1. The defect to be corrected in the Certificate is that the Certificate was executed by the Partnership instead of by the general partner of the Partnership.

2. The signature block of the Certificate is hereby corrected to read in it entirety as follows:

“Western Refining Logistics GP, LLC, General Partner

By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel and Secretary”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Limited Partnership of Western Refining Logistics, LP as of the date first-above written.

Western Refining Logistics GP, LLC, General Partner

By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel and Secretary